Exhibit 10.1

ASSET REPURCHASE AGREEMENT

This Asset Repurchase Agreement is entered into this 27th  day of March 2008 by and among Richard C. Klein, II (“Buyer”) and W.E. Rock Event, Inc. , a Nevada corporation (“Seller”).

RECITALS

WHEREAS, Buyer and Seller entered into an Asset Purchase Agreement dated September 28, 2007   (“Purchase Agreement”) pursuant to which the Seller acquired certain assets and assumed certain liabilities of the Buyer ( referred to as “ Acquired Assets” and “Assumed Liabilities” in the Purchase Agreement).

WHEREAS, Seller desires to resell and reassign the Acquired Assets to Buyer and Buyer wishes to repurchase the Acquired Assets and reassume the Assumed Liabilities.

NOW. THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties covenants contained herein, the parties agree as follows:

1.     Definitions. When used in this Agreement, the terms set forth below and those defined throughout the Agreement when initially capitalized shall have the meanings ascribed to them.

"Adverse Consequences" means all legal actions, suits, proceedings, hearings, governmental investigations, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, penalties, fines, costs, liabilities, obligations, taxes, liens, losses, expenses, and fees, including litigation costs and reasonable attorneys' fees and expenses.

"Acquired Assets" means all of the right, title, and interest that Seller possesses and has the right to transfer in and to the assets set forth in Schedule A attached hereto and incorporated by this reference.

"Assumed Liabilities" means the liabilities and obligations of Seller set forth in Schedule B  attached hereto and incorporated by this reference.

"Closing" has the meaning set forth in Section 2(d) below.

"Closing Date" has the meaning set forth in Section 2(d) below.

"Code" means the Internal Revenue Code of 1986, as amended.

"Confidential Information" means any confidential, trade secret or other proprietary information (in whatever form or media, and whether or not marked as confidential) pertaining to Seller including without limitation any and all information, documents and other materials concerning the business and affairs of Seller that is not already generally available to the public at the time of disclosure to Buyer hereunder.

"GAAP" means United States generally accepted accounting principles as in effect from time to time.

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"Income Tax" means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

"Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

"Knowledge" means actual knowledge without independent investigation.

"Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice, including with respect to quantity and frequency.

"Party" has the meaning set forth in the preface above.

"Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

"Purchase Price" has the meaning set forth in Section 2(c) below.

"Securities Act" means the Securities Act of 1933, as amended.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

"Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

2.     Basic Transaction.

(a)    Purchase and Sale of Assets.  On and subject to the terms and conditions of this Agreement, Seller agrees to purchase from Buyer, and Buyer agrees to sell, transfer, convey, and deliver to Seller, all of the Acquired Assets at the Closing for the consideration specified below in this Section 2.

(b)    Assumption of Liabilities.  On and subject to the terms and conditions of this Agreement, Buyer agrees to assume and become responsible for all of the Assumed Liabilities at the Closing.

(c)    Purchase Price.  The purchase price to be paid by Buyer for the Acquired Assets will be as follows:

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(i)	The assumption of the Assumed Liabilities;
(ii)	The cancellation by Buyer of Seller’s of its non-negotiable secured convertible demand promissory note (“Original Seller Note”) delivered to Buyer under the Asset Purchase Agreement;
(iii)	Termination by Buyer of the General Security Agreement dated September 28, 2007 between Seller and Buyer (“Original Security Agreement”);
(iv)	Issuance by Buyer to Seller, or Seller’s designee, of $125,000 of sponsorship considerations for all events to be held by Buyer during calender year 2008.

(d)    The Closing.  The closing of the transactions contemplated by this Agreement ("Closing") shall take place at the offices of Robert C. Laskowski, Attorney at Law,  at 520 SW Yamhill, Suite 600, Portland, OR 97204 on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby, other than conditions with respect to actions the respective Parties will take at the Closing itself,  or such other date as the Parties may mutually determine ( "Closing Date"); provided, however that the Closing Date shall be no later than April 1, 2008.

(e)    Deliveries at the Closing.  In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

(i)	Seller will execute and deliver to Buyer:

(A)	a bill of sale for the Acquired Assets in the form attached hereto as Exhibit 2(e)(i);

(B)
such other deeds, bills of sale, assignments, certificates of title, documents and other instruments as may reasonably be requested by Buyer, each in a form and substance satisfactory to Buyer, as the case may be, and their legal counsel;

(ii)	Buyer will deliver to Seller:

(A)	the Original Seller Note marked “CANCELLED”;

(B)	the termination of the Original Security Agreement;

(C)	the Assumption Agreement in the form attached hereto as Exhibit 2(e)(ii);

(D)	the termination of Buyer’s employment agreement with Seller.

3.     Representations and Warranties of Seller.  Seller represents and warrants to Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date, as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section

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(a)    Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, including the assignments and assumptions referred to in Section 2 above, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which he is bound or to which any of his assets is subject, or result in the imposition of any Security Interest upon any of his assets, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect or on the ability of the Parties to consummate the transactions contemplated by this Agreement.  Seller shall not be required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, including the assignments and assumptions referred to in Section 2 above, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

(b)    Brokers' Fees.  Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

(c)    Title to  Assets.   Seller has good and marketable  title to the Acquired Assets free of any liens and encumbrances.

(d)    Disclaimer of other Representations and Warranties.  Except as expressly set forth in this Section 3, Seller makes no representation or warranty, express or implied, at law or in equity, in respect of the Acquired Assets and the Assumed Liabilities with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.  Buyer hereby acknowledges and agrees that, except to the extent specifically set forth in this Section 3, it is purchasing the Acquired Assets on an "as-is, where-is" basis.  Without limiting the generality of the foregoing, Seller makes no representation or warranty regarding any assets other than the Acquired Assets or any liabilities other than the Assumed Liabilities, and none shall be implied at law or in equity.

4.     Pre-Closing Covenants.  The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

(a)    General.  Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement, including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below.

(b)    Ownership of Acquired Assets.  Seller will not engage in any practice, take any action, or enter into any transaction which will have the affect of causing an Adverse Consequence to the Acquired Assets.

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(c)    Confidentiality.  Each of the Parties will treat and hold in the strictest confidence any Confidential Information it receives from the other in the course of the negotiation and preparation of this Agreement and will not use any of the Confidential Information except in connection with this Agreement, and in addition shall not directly or indirectly disclose, copy, distribute, republish or allow any third party to have access to any Confidential Information except to the extent necessary to effect the transactions contemplated under this Agreement, and in such cases solely to their respective officers, counsel, accountants and similar agents, and, if this Agreement is terminated for any reason whatsoever, will return to Company  all tangible embodiments, and all copies of the Confidential Information which are in their respective possession, custody or control.

5.     Conditions to Obligation to Close.

(a)    Conditions to Obligation of Buyer.  The obligation of Buyer to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

(i)	the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

(ii)	Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iii)	there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

(iv)
all actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Rhino and Seller.

Each Buyer may waive any condition specified in this Section 5(a) if it executes a writing so stating at or prior to the Closing.

(b)    Conditions to Obligation of Seller.  The obligation of Seller to consummate the transactions to be performed by him in connection with the Closing is subject to satisfaction of the following conditions:

(i)	there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement.

(ii)
all actions to be taken by Rhino and Seller in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Company.

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Seller may waive any condition specified in this Section 5(b) if it executes a writing so stating at or prior to the Closing.

6.     Termination.

(a)    Termination of Agreement.  The Parties may terminate this Agreement as provided below:

(i)	The Parties may terminate this Agreement by written consent of all Parties at any time prior to the Closing;

(ii)
Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing (A) in the event Seller has breached any  representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has notified Seller of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach;

(iii)
Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (A) in the event Buyer has failed to perform any obligation called for by this Agreement, Seller has notified Buyer of the failure to perform,  and the nonperformance has continued without cure for a period of thirty (30) days after the notice of breach.

(b)    Effect of Termination.  If any Party terminates this Agreement pursuant to Section 6(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party, except for any liability of any Party then in breach; provided, however, that the confidentiality provisions contained in Section4(c) above shall survive termination.

7.     Indemnification.

(a)    Indemnification Provisions for Benefit of  Seller.

(i)
In the event Buyer breaches any of his representations, warranties, and covenants contained in this Agreement, then Buyer agrees to indemnify each of Rhino, Seller, their respective directors, officers, shareholders, agents, attorneys and employees (each, a“Buyer Indemnified Party”) from and against any Adverse Consequences a Buyer Indemnified Party shall suffer through and after the date of the claim for indemnification caused by the breach.

(b)    Indemnification Provisions for Benefit of Buyer.

(i)
In the event Buyer breaches any of his covenants contained in this Agreement, including the Assumption Agreement and other exhibits attached hereto, then Buyer agrees to indemnify Seller, and its officers, directors and shareholders (each, a “Seller Indemnified Party”) from and against the entirety of any Adverse Consequences a Seller Indemnified Party shall suffer through and after the date of the claim for indemnification caused by the breach.

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(c)    Matters Involving Third Parties.

(i)
If any third party shall notify any Party( "Indemnified Party") with respect to any matter ( "Third Party Claim") which may give rise to a claim for indemnification against any other Party ("Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly, and in any event within seven (7) business days after receiving notice of the Third Party Claim, notify the Indemnifying Party thereof in writing.

(ii)
Any Indemnifying Party will have the right at any time to assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party;provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party, not to be withheld unreasonably, unless the judgment or proposed settlement involves only the payment of money damages without any admission of liability and does not impose an injunction or other equitable relief upon the Indemnified Party.

(iii)
Unless and until an Indemnifying Party assumes the defense of the Third Party Claim as provided in Section 7(c)(ii) above, however, the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate.

(iv)
In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, not to be withheld unreasonably.

9.     Miscellaneous.

(a)    Survival of Representations and Warranties.  All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder, except as otherwise expressly provided herein.

(b)    Press Releases and Public Announcements.  No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning publicly-traded securities, in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure.

(c)    No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(d)    Entire Agreement.  This Agreement, including the documents referred to herein, constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, related to the subject matter hereof.

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(e)    Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

(f)    Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(g)    Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(h)    Notices.  All notices, requests, demands, claims, and other communications hereunder will be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be in writing and shall be  deemed given to a Party when (a) delivered to the appropriate address by hand or by nationally recognized courier service, costs prepaid; (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by registered or certified mail, return receipt requested, postage prepaid, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person designated as set forth below:

If to Seller:

Water Tatum
1191 Center Point Drive
Henderson, NV 89704
Facsimile:
E-mail:

If to Buyer:

Richard C. Klein II
2915 Molly Lane
Placerville, CA 95667
Facsimile:
E-mail:

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

(i)    Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule. Each Party hereby submits to the exclusive jurisdiction and venue of the state courts located in Clark County, Nevada  and federal courts located in Nevada over any dispute arising under this Agreement.

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(j)    Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all Parties.  No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(k)    Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(l)    Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word "including" shall mean including without limitation.

(m)    Incorporation of Exhibits and Schedules.  The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

(n)    Advice of Counsel.     This Agreement was prepared by legal counsel to the Seller. Buyer has been advised to seek and obtain his own legal counsel and representation in connection with this Agreement and Buyer has informed Seller that Buyer elects not to obtain such legal counsel and representation.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the date first above written.

SELLER:

W.E. ROCK EVENT, INC.
a Nevada corporation

By:	/s/ WALT TATUM
Walt Tatum, President

BUYER:

/s/ RICHARD C. KLEIN II
Richard C. Klein II

Asset Repurchase Agreement- Page 9

Addendum to Agreement
Richard C. Klein, II and W.E.Rock Event, Inc.

Sponsorship

Richard  Klein will provide Rhino Outdoor International, Inc. (”ROI”) and its operating subsidiaries $125,000 in value during the 2008 W.E.Rock series through banner site location advertising, vendor booths, and primary coverage in all media participation including but not limited to “Announcements by Microphone” that ROI or it’s assigned subsidiary is a primary sponsor of W.E.Rock and has exclusive rights for “Dune Buggy or similar Off-Road product” placement at each W.E.Rock event. ROI will get first choice of booth location in vendor row.

There are 8 scheduled events for 2008, and ROI will receive one-full page advertising in each program, and if W.E.Rock does not secure a Sponsor paying more than $125,000 in 2008, ROI will be considered the “Primary” sponsor of W.E.Rock and be granted all favored nations rights, including any perks or options that any sponsor may negotiate with W.E.Rock independently.  Such as, inclusion of name or 15 second spots in radio or primary Logo placement on billboard ads.   Klein agrees to provide ROI with original copy of all sponsorship deals it negotiates during 2008.

Sponsorship Sales

Klein recognizes that ROI and it’s subsidiaries has invested time and resources in marketing sponsorships for W.E.Rock and during 2008 any sponsors that ROI or it’s agents, affiliates, subsidiaries or officers have proposed W.E.Rock sponsorships to  - ROI will be compensated at 50% of the total collected.  The list of potential sponsorships includes but is not limited to, NOS, Shark Energy Drinks, Sway a Way, Herbalife, AlphaTrade, Quicksand Performance, YamaBuggy, Rhino Linings, or Rhino Off-Road RTV’s.

ROI will cap it’s collection of this fee at $125,000, and after ROI has collected the full $125,000 during 2008 ROI will reduce it’s commissions to 20% for any sponsorships it delivers to W.E.Rock.

ROI – Driver Debts

ROI/W.E.Rock Event, Inc. assumed approximately $80,000 in driver debts owed by Klein when it acquired the assets, and ROI paid those debts with cash and stock negotiated by officers of ROI at the time.  ROI accepts liability to assure that original list of driver debts is satisfied.  Klein will not be responsible for any driver liabilities listed on the original list of debts assumed by ROI/W.E.Rock Event, Inc.

Other Debts

Klein recognizes that ROI used its best efforts in negotiating some of Klein’s other debts with companies like Shotcrete, RPM video, Nicole Johnson, and Klein accepts full responsibility to satisfy those liabilities.  ROI is not responsible to administrate or negotiate any further for Klein and Klein agrees to fulfill his obligation with those debts not acquired by ROI/W.E.Rock Event, Inc.

Agreed to:

W.E. Rock Event, Inc.	/s/ RICHARD C. KLEIN, II
By: /s/ WALT TATUM, President

Schedule A

Schedule A - Acquired Assets

1. Maxxis Sponsorship receivable - $6750.00
2. 97' 6500 Top Kick
3. 44' race trailer
4. Computers (2 PC's and 2 laptops)
5. Misc. supplies
6. Misc. equipment

Schedule B

Schedule B - Assumed Liabilities

Liabilities

Driver Name	Amount	Contact

Randy Torbett	$215.00
Danny Rohrer	$1,558.00
Bob Roggy	$283.00
Cody Waggoner	$1,290.00
Jason Scherer	$1,428.00
Bruce Zeller	$4,419.00
Tom Haman	$204.00
Terry Dagen	$4,299.00
Rock Runner Racing	$4,651.00	George Watson
Lovell Racing	$8,861.00	Brad Lovell
Ben Hanks	$484.00
Tim Florian	$901.00
T-N-T Off Road	$5,522.00	Troy Bailey
Richard Bronsema	$2,581.00
James Andrus	$267.00
Ken Blume	$9,266.00
Shannon Campbell	$5,600.00	Tami Campbell
David Schneider	$776.00
Tracy Jordan	$6,066.00
Eric Hackney	$232.00
Jesse HaInes	$2,749.00
Matt Deas	$3,226.00
Brad Styles	$1;474.00
Rusty Bray	$878.00
Dean Bultoch	$690.00
Derek West	$5,431.00
Alan Rich	$535.00
Jake Tennis	$2,629.00
Ricky Artes	$328.00
Mike Cole	$334.00
Aaron Stapen	$373.00
Matt Messer	$780.00
Hobie Smith	$480.00
John James	$480.00
Brett Porter	$140.00
Cody Deschamps	$180.00
Brian Ellinger	$340.00

Subtotal A	$79,950,00

Exhibit 2(e)(i)

BILL OF SALE

1.    Sale and Transfer of Assets

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and as contemplated by the terms and conditions of that certain Asset Repurchase Agreement dated as of March 27, 2008  to which the undersigned is the seller (“Seller”) and Richard C. Klein, is the buyer, (collectively, “Buyer”) , Seller hereby sells, transfers, assigns, conveys, grants and delivers to Buyer, all of Seller’s right, title and interest in and to all of the assets
 ( “Assets” ) described in Exhibit A attached hereto.

2.    Further Actions

Seller covenants and agrees to warrant and defend the sale, transfer, assignment, conveyance, grant and delivery of the Assets hereby made against all persons whomsoever, to take all steps reasonably necessary to establish the record of Buyer’s’ title to the Assets and, at the request of the Buyer, to execute and deliver further instruments of transfer and to take such other action as Buyer may reasonably request to more effectively transfer and assign to and vest in Buyer  the Assets, all at the sole cost and expense of Seller.

3.    Terms of the Asset Purchase Agreement

The terms of the Asset Repurchase Agreement, including but not limited to the Seller’s representations and  warranties relating to the Assets, are incorporated herein by this reference. The Seller acknowledges and agrees that the representations and warranties contained in the Asset Repurchase Agreement shall not be superceded hereby but shall remain in full force and effect. In the event of any conflict or inconsistency between the terms of the Asset Repurchase Agreement and the terms of this Bill of Sale, the terms of the Asset Repurchase Agreement shall govern.

IN WITNESS WHEREOF, the Seller has executed this Bill of Sale as of March 27, 2008

.
W.E. ROCK EVENT, INC.

By:	/s/ WALT TATUM
Walt Tatum, President

EXHIBIT 2(e)(ii)

ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT (“Assumption”) is made and entered into effective as of March 27, 2008 by and between W.E. Rock Event, Inc., a Nevada corporation (“Assignor”) and Richard C. Klein II (“Assignee”),  All capitalized terms used herein that are defined in the Agreement, defined below, shall have the same meaning herein as specified in the Agreement, unless otherwise expressly defined herein.

RECITALS

WHEREAS, Assignor is selling and transferring to Assignee substantially all of the assets of Assignor’s business pursuant to an Asset Repurchase Agreement dated March 27, 2008 (“Agreement”) by and between Assignee and Assignor;  and

WHEREAS, pursuant to the Agreement, Assignee is to assume certain liabilities of Assignor.

NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants herein set forth and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.    Assumption of Obligations.

Assignee hereby assumes and agrees to pay, perform, fulfill and discharge in full, as and when due, all liabilities and obligations arising under or pursuant to the Assumed Liabilities.  Assignee agrees that, upon Assignor’s reasonable request, it shall do, execute, acknowledge, and deliver all acts, deeds, instruments of transfer, agreements and other documents as may be reasonably required to further effect and evidence the assumption of liabilities hereunder.

2.    Termination of General Security Agreement.

By executing this Assumption, Assignee acknowledges the cancellation and termination of the General Security Agreement dated September 28, 2007 by and between the Assignee and Assignor.

3.    Effect.

This Assumption shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and assigns.  This Assumption is being delivered pursuant to the Agreement, shall be construed consistently therewith, and is subject to all of the terms and conditions thereof.

Assumption Agreement- Page 1

4.    Governing Law.

This Assumption and all performances hereunder shall be governed by and construed in accordance with the laws of the State of Nevada.

5.    Modifications.

This Assumption may not be altered or amended and no rights hereunder may be waived except by an instrument in writing signed by all parties hereto.

6.    Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Assumption as of the day and year first set forth above.

ASSIGNEE:	ASSIGNOR:

W.E. ROCK EVENT, INC.

/s/ RICHARD C. KLEIN II	By:	/s/ WALT TATUM
Richard C. Klein II	Name:	Walt Tatum
	Title:	President